EXHIBIT 99.1

ENGlobal Announces First Universal Master Control Station(TM) Installation

Patent-Pending, Vendor-Independent Subsea Control System

HOUSTON, Oct. 15, 2013 (GLOBE NEWSWIRE) -- ENGlobal Corporation (Nasdaq:ENG), a leading provider of energy-related engineering and automation services, announced today that its first patent‑pending Universal Master Control Station™ (UMCS™) has been successfully installed on an offshore platform in the Gulf of Mexico for a major international oil and gas company. The UMCS™ provides a standardized interface between industry available subsea production systems and topsides production facilities.

"We are pleased to reach this significant milestone and look forward to pending deployments of the UMCS™ technology," said William A. Coskey, P.E., ENGlobal's Chief Executive Officer. "ENGlobal intends to utilize the UMCS™ platform as the basis for further subsea controls integration projects, including hydraulic power and electrical systems. As a Subsea Controls Integrator (SCI), we offer added value to our customers by utilizing our execution skills to manage technically complex subsea projects."

The UMCS™ is a control station used primarily to monitor and control subsea production equipment, with features including:

  Integration of multiple subsea equipment vendors within a single master control station;
  Operable in new or existing subsea production/injection areas;
  Scalable object-based programming software utilizing off-the-shelf commercial hardware;
  Standardized interface to subsea communication units, distributed control systems, electrical power units, and hydraulic power units; and
  Easily configurable operational graphics, security protection, interlocks, and shutdown sequences tailored via the UMCS Client Configuration Tool™.

As previously reported, the UMCS™ has been in development since 2006, with coordination between ENGlobal, its client and leading providers of subsea equipment and services. The Company acquired the subsea control system technology – and initiated its U.S. patent process – in 2010 in order to expand into the active offshore upstream market.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and related project services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of advanced automation, control, instrumentation and process analytical systems, including integration of subsea control equipment. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our successful execution of this project award and our receipt of prompt payment for the services we render to our client; (2) our ability to comply with the terms under the new credit facility; (3) our ability to realize the anticipated benefit from the divestiture of our Gulf Coast engineering and in-plant operations, including our ability to complete the transition plan; (4) our ability to achieve profitability and sustainable positive cash flow from our operations; (5) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the Financial Accounting Standards Board; (6) the effect of changes in the business cycle and downturns in local, regional and national economy and our ability to respond appropriately to the current worldwide economic financial situation;(7) the effect on the Company's competitive position within its market area in view of, among other things, the increasing consolidation within its services industries, including the increased competition from larger regional and out-of-state engineering and professional service organizations; (8) the effect of increases and decreases in commodity prices; (9) the availability of parts from vendors; (10) our ability to collect accounts receivable in a timely manner; (11) our ability to accurately estimate costs and fees on fixed-price contracts; (12) our ability to hire and retain qualified personnel; (13) our ability to retain existing customers and get new customers; (14) our ability to mitigate losses; (15) our ability to achieve our business strategy while effectively managing costs and expenses; (16) our ability to estimate exact project completion dates; (17) our ability to effectively monitor business done outside of the United States; (18) the performance of the energy sector; (19) the effect of changes in laws and regulations with which the Company must comply, and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; and (20) the uncertainties of the outcome of litigation. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Natalie S. Hairston
         (281) 878-1000
         ir@ENGlobal.com